                                                                   EXHIBIT 10.15

                              SEPARATION AGREEMENT

         This Separation Agreement (the "Agreement") is entered into by Divot Golf Corporation, a Delaware corporation formerly known as Brassie Golf Corporation ("DGC,", "Employer," or the "Company"), and KENNETH CRAIG, an individual ("CRAIG" or "Employee").

BACKGROUND

         A. CRAIG has been employed as DGC's Chief Executive Officer and has been Chairman of the Company's board of directors, pursuant to an Employment Agreement between DGC and CRAIG dated March 1, 1999, (the "Employment Agreement").

         B. CRAIG and DGC have mutually agreed to the termination of Employee's positions with the Company, on the terms and conditions set forth below.

         THEREFORE, in consideration of the promises, covenants, and conditions set forth in this Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are acknowledged, the Company and CRAIG, intending to be legally bound, agree as follows:

                              TERMS AND CONDITIONS

         1. BACKGROUND. The Background set forth above is true and may be utilized in interpreting this Agreement, if necessary.

         2. TERMINATIONS OF POSITIONS. The parties agree that subject to the terms and conditions of this Agreement:

                  a. CRAIG voluntary resignation as Chief Executive Office of the Company shall be deemed accepted by DGC and effective as of the close of business on September 1, 1999 (the "Termination Date");

                  b. CRAIG voluntary resignation as Chairman and a member of the board of directors of the Company shall be deemed accepted by DGC and effective as of the close of business on the Termination Date; and, therefore

                  c. All positions held by CRAIG as an employee, officer, and/or director of DGC, as well as all duties, responsibilities, covenants, and/or obligations of CRAIG resulting from and/or relating thereto--including, without limitation, those set forth in or arising out of the Employment Agreement--shall be deemed to have ceased, and are hereby terminated, effective as of the close of business on the Termination Date.

         3.       FINANCIAL CONSIDERATIONS.
                  ------------------------

                  a. TERMS. The parties agree to the severance payments to CRAIG, reimbursements of expenses, and other financial terms and conditions set forth on the attached Exhibit "A" to the fully vested in CRAIG. The consideration provided to CRAIG by the Company as described in Exhibit "A" shall be in lieu, and in full satisfaction, of any other profit sharing, pension, vacation pay, expense reimbursements, or severance pay which otherwise may have been due to Employee. (Annexed hereto and made a part hereof as Exhibit "A" is a letter dated September 1, 1999, wherein CRAIG agrees to accept Seventy-Five Thousand Dollars $75,000 such as evidenced by the attached Promissory Note due June 30, 2000, and 3,500,000 shares of common stock to be issued immediately.)

                  b. INDEMNITY. Notwithstanding this or any other provisions of this Agreement, the Indemnity Agreement DGC and CRAIG dated March 1, 1999, shall remain in full force and effect in accordance with its terms. Similarly, the consideration provided to DGC by CRAIG which is described in Exhibit "A" shall be in lieu, and in full satisfaction, of any other reimbursement, repayment, or other obligation which otherwise my have been due from CRAIG to the Company.

                  c. CONDITION PRECEDENT. This Agreement, including, without limitation, the provisions of paragraphs 4 and 5, below, is expressly contingent upon CRAIG's timely receipt from DGC of the monies, in collected funds, and other consideration described in Exhibit "A".

         4. RELEASE BY EMPLOYEE. CRAIG, on behalf of himself and his heirs, executors, attorneys, administrators and assigns, hereby completely, fully, finally, and forever releases and discharges DGC, as well as DGC's officers, directors and employees as of the date of execution of this Agreement, collectively and individually (the "DGC Releasees") from any and all past, present, or future claims, demands, complaints, actions, causes of action, suits, judgments, executions, attachments, levies, garnishments, debts, liabilities, profits, bonuses, reimbursements, obligations, costs, expenses, sums of money, stock options, shares of stock, severance, profit sharing, bonuses, salary, wages, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, trespasses, damages, and/or compensation, of any nature whatsoever, at law or in equity, whether based on contract, statute, tort, or strict liability, and whether for compensatory, special, punitive, statutory, or any other damages or remedies ("Claims"), which CRAIG now has or may have against the DGC Releasees, collectively or individually, arising out of or related to any act, omission, matter, or thing whatsoever, including without limitation, those arising out of or related to Employee's employment by and/or serve to the Company as a director officer, employee, or otherwise, and/or Employee's termination of employment with the Company, and Employee waives all rights with respect thereto. However, nothing in this provision shall release or otherwise affect any of DGC's duties or obligations under i) this Agreement, or ii) the Indemnity Agreement between DGC and CRAIG dated March 1, 1999, which shall remain in full force and effect in accordance with its terms notwithstanding any term or conditions of this Agreement, or iii) the consulting arrangement described herein or any future agreements entered into between CRAIG and DGC.

         5. RELEASE BY DGC. DGC, on behalf of itself and its officers, directors, employees, agents, representatives and assigns hereby completely, fully, finally, and forever releases and discharges CRAIG, as well as his heirs, executors, attorneys, administrators and assigns, collectively and individually (the " CRAIG Releasees") from any and all past, present, or future claims, demands, complaints, actions, causes of action, suits, judgments, executions, attachments, levies, garnishments, debts, liabilities, profits, bonuses, reimbursements, obligations, costs, expenses, sums of money, stock options, shares of stock, severance, profit sharing, bonuses, salary, wages, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, trespasses, damages, and/or compensation, of any nature whatsoever, at law or in equity, whether based on contract, statute, tort, or strict liability, and whether for compensatory, special, punitive, statutory, or any other damages or remedies ("Claims"), which DGC now has or may have against the CRAIG Releasees, collectively or individually, arising out of or related to any act, omission, matter, or thing, whatsoever, including, without limitation, those arising out of or related to Employee's employment by and/or service to the Company as a director, officer, employee, or otherwise. This release also includes DGC's agreement and obligation to expunge, revoke, or otherwise correct any and all Form 1099s issued to CRAIG for tax years 1998 and 1999, and to properly amend, modify, or otherwise correct all prior financial statements, journal entries, or account statements of any kind to reflect that sums owed by CRAIG to DGC do not exceed the amounts reflected in Exhibit "A". However, nothing in this provision shall release or otherwise affect any of CRAIG's duties or obligations under i) this Agreement, or ii) the Indemnity Agreement between DGC and CRAIG dated March 1, 1999, which shall remain in full force and effect in accordance with its terms notwithstanding any term or condition of this Agreement, or iii) the consulting agreement described herein or any future agreements entered into between CRAIG and DGC.

         6.       TAXES.
                  -----

                  a.       TAX RESPONSIBILITY.

                  Each party shall be solely responsible for the payment of all taxes which may be levied or imposed on, or due from that party arising out of or resulting from the business transactions set forth in this Agreement.

                  b.       INCONSISTENT POSITION.

                  No party shall take a position in an income tax return or other document or communication submitted to a governmental agency which is inconsistent with the provisions of this Agreement.

         7. COOPERATION. The parties agree to cooperate with one another in the defense of any claim that may be brought against another party of which the cooperating party has knowledge, regardless of whether the party was involved in the act, conduct, or event pursuant to which such claim arises. Further, the parties agree to cooperate with one another as may be reasonably necessary for any legitimate business purpose. After the execution of this Agreement, each party agrees to execute and acknowledge, if required, any and all other documents and writings that are reasonably necessary to effectuate and perfect all the terms and conditions set forth in or imposed by this Agreement and all Exhibits.

         8. NO ADMISSIONS. Nothing in this Agreement shall operate as or be construed as an indication, inference, presumption, admission, or as evidence relative to any fact, issue of law, issue of liability, or any other matter on the part of any party. Each party expressly denies any and all liability to any other party and relative to any matters or issues addressed in, arising out of, or related to this Agreement.

         9. NONDISAGREEMENT. The parties--for themselves and all affiliated and related companies and other persons, as well as their officers, directors, employees, attorneys, representatives, agents, and assigns--agree that they will not in any way disparage, damage, and/or otherwise impair the other party's reputation, business dealings, and/or relationships with any former, current, or prospective customers, employees, agents, business associates, investors, lenders, and/or any other persons. This provision shall be broadly interpreted to include all verbal, written, or other communication of any type or manner, as well as other acts or conduct.

         10. CONFIDENTIALITY. This Agreement shall remain confidential and, except as otherwise required by law, neither the Company nor Employee shall disclose the terms or conditions of this Agreement to any person or entity without the prior written consent of the other. However, this provision shall not preclude the Company from making disclosures to the Securities and Exchange Commission where required by law or from making disclosures as may be necessary to comply, or demonstrate compliance, with any law, including, without limitation, any tax or employment-related law. Nor shall this provision preclude either party from disclosing this Agreement for any proper purposes to their accountant or tax advisor. Similarly, nothing herein, shall preclude either party from complying with any lawful subpoenas or court order which require disclosure of the terms or conditions of this Agreement. If Employee becomes aware of any disclosure or threatened disclosure of the contents of this Agreement, the Employee shall notify the president of the Company by telephone and facsimile within 24 hours of his becoming aware of the disclosure or threatened disclosure. Further, either party shall give the other party sufficient notice of any threatened judicially ordered disclosure (including a subpoena), so that the other party may take whatever actions it deems appropriate to protect the confidentiality of the Agreement, including, without limitation, the entry of a protective order.

         11. SPECIFIC PERFORMANCE. The parties acknowledge that the performance of their respective obligations under the Agreement is essential to the consummation of the transactions contemplated by the Agreement. Each of them further acknowledge that no party will have an adequate remedy at law if any other party fails to perform its or their obligations under the Agreement. In such event, each party shall have the right to compel specific performance of this Agreement. Further, notwithstanding any other provision of this Agreement, the parties do not waive their right to, and shall be entitled to, any other remedy at law or equity for a violation of this Agreement including damages.

         12. AVOIDANCE OF PAYMENT. If, as a result of the filing of a bankruptcy petition or other legal proceeding, or any order or ruling therein, or any statute, regulation, rule, or other law or requirement, or for any other reason, this Agreement or any of the Company's obligations to Employee hereunder become unenforceable, or any money or property delivered by Company as consideration for Employee's obligations hereunder is subsequently avoided in a legal proceeding or for any other reason cannot be retained lawfully by Employee, then the release set forth in paragraph 4 of this Agreement shall be void and the Employee may commence and/or maintain any legal or other action that he may have had against Employer or otherwise, prior to the effective date of this Agreement, as well pursue a claim for breach of this Agreement. In the event the consideration under this Agreement is avoided in a bankruptcy proceeding, the Company agrees the Employee shall have a post-petition administrative claim to the extent of any consideration avoided, provided, the payment, in full, of such an administrative claim will operate to restore the release set forth in paragraph 4, above. Any statute of limitations period and/or any other time limitation relating to Employee's right to bring, maintain, or recover on, any claim subject to the release set forth in paragraph 4 above is hereby tolled until 5:00 p.m. on the tenth business day after one calendar year from the date on which any and all charges, claims, or appeals which may affect the consideration due Employee under this Agreement are legally and finally determined and resolved in a manner which is binding on the parties and all others with standing with respect thereto.

         13. TIME OF ESSENCE. All times and dates in this Agreement shall be of the essence.

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

         14. NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be sufficient if in writing, and if hand delivered, sent by Federal Express or comparable overnight courier, or sent by registered or certified mail, return receipt requested, to the address of each party shown below, or to such other address as a party may designate in writing in accordance with the provisions of this paragraph.

         15. ENTIRE AGREEMENT. This Agreement and its exhibits represents the entire agreement of the parties with respect to the matters set forth herein. Correspondence, memoranda, notes, discussions, representations, or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement, except as provided in the succeeding sentence. Notwithstanding the execution of this Agreement or any terms, conditions, or other provisions hereof, the Indemnity Agreement between DGC and CRAIG dated March 1, 1999, shall remain in full force and effect in accordance with its terms.

         16. AMENDMENT. This Agreement may be amended only by a writing signed by all parties.

         17. SEVERABILITY. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall be given effect separately and shall not be affected.

         18. NONWAIVER. No assent or waiver, express or implied, of any breach of any one or more of the covenants, conditions or provisions of this Agreement shall be deemed a waiver of any subsequent breach, or a waiver of any other covenant, condition or provision of this Agreement.

         19. EXHIBITS. Each Exhibit to this document is an integral part of, and is incorporated into this Agreement by this reference.

         20. INTERPRETATION. Whenever the context of this Agreement so requires, the masculine, feminine, and/or neuter gender, and the singular or plural number, shall each include the others. Additionally, titles and headings of the various sections of this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any interpretation upon any of the provisions of this Agreement. This Agreement and any related instruments shall not be construed more strictly against any party regardless of who was more responsible for its preparation, it being recognized that this Agreement and any related instruments are the product of extensive negotiations between the parties and that all parties have contributed substantially and materially to the final preparation of this Agreement.

         21. ATTORNEYS' FEES. In the event of litigation arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorneys' fees and costs of appeal. The term "attorneys' fees" shall include, but not be limited to, fees incurred by attorneys, paralegals, or other staff members operating under the supervision of an attorney.

         22. GOVERNING LAW, VENUE AND JURISDICTION. This Agreement shall be construed in accordance with Florida law. The parties agree that personal jurisdiction over them shall be proper, and conclusive venue for any action arising out of or related to this Agreement shall be in the Circuit Curt of Hillsborough County, Florida.

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

         23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but each counterpart shall together constitute one and the same instrument. A facsimile copy of this Agreement and any signatures hereon shall be considered for all purposes as originals.

         24. EXECUTORY AND CONDITION SUBSEQUENT. All provisions which involve obligations which must or may be performed subsequent to the execution of this Agreement, are otherwise executory, or involve conditions subsequent, shall survive the execution of this document, closing of any and all transactions set forth herein, and thereafter shall continue to bind the parties in accordance with their terms.

         25. BINDING EFFECT. This Agreement shall be binding upon the parties and their respective heirs, devisees, legal representatives, personal representatives, successors, and assigns.

         THE UNDERSIGNED BEING DULY AUTHORIZED TO EXECUTE THIS INSTRUMENT, HAVE CAREFULLY READ THE FOREGOING AGREEMENT, FULLY UNDERSTAND IT, HAVE RECEIVED THE ADVICE OF AN ATTORNEY REGARDING THIS MATTER (OR, AFTER BEING ADVISED TO SEEK COUNSEL, HAVE DECLINED TO DO SO), AND HAVE KNOWINGLY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT INTENDING TO BE LEGALLY BOUND.

DIVOT GOLD CORPORATION


By:  /s/ Joseph R. Cellura                            /s/ Kenneth W. Craig
     _______________________________                  _______________________
         JOSEPH R. CELLURA                            KENNETH CRAIG

Its:     Chief Execute Office

Date:    2/10/00                                     Date:   September 1, 1999
       _____________________________


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

                                                                       Exhibit A

                                    Ken Craig
                                612 Downs Avenue
                              Tampa, Florida 33617


                                September 1, 1999


Joe Cellura
3203 Oakmont Mason Circle
Tampa, Florida  33629

Subject:  Resignation


Dear Joe Cellura:

This letter represents our Agreement regarding the terms of my resignation from Divot Golf Corporation ("Divot") as President and as a member of the Board of Directors.

It is understood and agreed as follows:

         1. Divot will execute a note in my behalf in the amount of $75,000 due and payable June 30, 2000.

         2. Divot will deliver to me or my directive 3,500,000 shares of non-restricted common stock.

Sincerely,

/s/ Ken Craig

Ken Craig

                                 PROMISSORY NOTE


Principal Amount:                                              New York, NY
$75,000.00                                                     February 10, 2000
----------


         FOR VALUE RECEIVED, the undersigned, Divot Golf Corporation ("Borrower"), a Delaware corporation, promises to pay to the order of KENNETH CRAIG ("Lender"), in lawful money of the United States of America, the principal sum of Seventy Five Thousand and No/100 Dollars ($75,000.00) (the "Principal Sum").


         1. REPAYMENT OF PRINCIPAL SUM: The Principal Sum shall be due and payable in one (1) installment of Seventy Five Thousand and No/100 Dollars ($75,000.00) on or before June 30, 2000 (the "Maturity Date") (unless this Note is converted by the Lender in accordance with Section 4 below). If the Maturity Date should fall on a weekend or national holiday, payment shall be due on the following business day.

         2. INTEREST: Interest shall not accrue on the Principal Sum during the term hereof. However, should the Borrower fail to repay the Principal Sum in full on or before the Maturity Date, or otherwise default under the terms of this Note, interest shall apply on the entire amount of the unpaid Principal Sum at the rate of twelve percent (12%) per annum. Such interest on the unpaid Principal Sum shall be calculated as of the date set forth above, and shall continue to accrue until the Principal Sum and the accumulated interest are paid in full. Interest on this Note shall be computed on the basis of the actual number of days elapsed during which the unpaid Principal Sum is outstanding, divided by a year of three hundred sixty-five (365) days. All payments under this Note shall be applied first to the payment of accrued and unpaid interest with the remainder applied to the unpaid Principal Sum in inverse chronological order.

         3. USE OF PROCEEDS: Borrower hereby agrees that the proceeds obtained from the Lender as represented by this Note shall be applied towards the settlement of an employment contract.

         4. CONVERSION: At the option of the Lender, all principal and interest represented by this Note shall convert into fully paid and non-assessable shares of the common stock of the Borrower at the price (the "Conversion Price") of Twenty Five Cents ($.25) per share. This Note may be converted in full by the Lender by surrender of this Note with a Subscription Agreement duly executed by the Lender to the Borrower. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note shall have been so surrendered to the Borrower; and at such time the rights of the Lender shall, to the extent of the principal amount thereof converted, cease, and the person or persons in whose name or names any certificate or certificates for Common Stock (or other securities) shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

         5. REPRESENTATIONS AND WARRANTIES OF BORROWER: Borrower represents and warrants that:

         (a) Borrower is a corporation duly organized and existing under the laws of the state of Delaware. It has the power to own its property and to carry on its business as it is now being conducted;

         (b) Borrower has full power and authority (corporate and other) to borrow the sums provided for in this Note, to execute and deliver this Note and any other instrument or agreement required under this Note, and to perform and observe the terms and provisions of this Note and of all such other notes, instruments, and agreements;

         (c) The officers of Borrower executing this Note are duly and properly in office and fully authorized to execute it; and

         (d) This Note has been duly authorized, executed, and delivered by Borrower, and is a legal, valid, and binding agreement of Borrower, enforceable against it in accordance with its terms, and any other instrument or agreement required under this Note has been so authorized and, when executed and delivered, will be similarly valid, binding, and enforceable.

         6. EVENTS OF DEFAULT: The occurrence of any of the events set out below (Events of Default) shall, at the option of the Lender, make all interest and principal remaining on due under this Note immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind, except as specified herein:

         (a) Borrower shall fail to pay, within ten (10) days after the date when due, any payment of principal in accordance with the terms of this Note;

         (b) Any representation or warranty by Borrower in this Note or in any agreement, instrument, or certificate executed under this Note shall prove to have been false or misleading in any material respect when made;

         (c) Borrower shall file any petition or action for relief under any bankruptcy, arrangement, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of or relating to debtors, or shall, with respect to any involuntary petition or action for relief under such law or laws, consent or fail to timely object to the relief requested in such petition;

         (d) an involuntary petition shall be filed under any bankruptcy statute against Borrower, or a receiver, trustee, custodian, or similar officer of the court shall be appointed to take possession of all or any substantial part of Borrower's properties, unless such petition or appointment is dismissed or withdrawn or ceases to be in effect within sixty (60) days from the date of the filing or appointment.

         7. NOTICES: Any communications between the parties or notices provided for in this Note may be given by mailing them, first class, postage prepaid,
to     Lender at ____________________________________________________, and to
Borrower at _______________________________________, or to such other address as either party may indicate to the other in writing after the date of this Note.

         8. ASSIGNMENT: This Note shall bind and inure to the benefit of the parties and their respective successors and assigns; provided, however, that Borrower shall not assign this Note or any of the rights, duties, or obligations of Borrower under this Note without the prior written consent of Lender.

         9. NO WAIVER: No delay or omission to exercise any right, power, or remedy accruing to Lender on any breach or default of Borrower under this Note shall impair any such right, power, or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or waiver of or acquiescence in any similar breach or default occurring later; nor shall any waiver of any single breach or default be considered a waiver of any other prior or subsequent breach or default. Any waiver, permit, consent, or approval of any kind by Lender of any breach or default under this Note, or any waiver by Lender of any provision or condition of this Note, must be in writing and shall be effective only to the extent specifically set forth in that writing. All remedies, either under this Note or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

         10. ATTORNEY'S FEES: In the event of any legal action or suit in relation to this Note or any note or other instrument or agreement required under this Note, or in the event that Lender incurs any legal expense in protecting its rights under this Note or under any security agreement in any legal proceeding, Borrower, in addition to all other sums which Borrower may be called on to pay, will pay to Lender the amount of such legal expense and will, if Lender prevails in such action, pay to Lender a reasonable sum for its attorney's fees and all other costs and expenses.

         11. GOVERNING LAW: This Note shall be interpreted under the laws of the United States and the State of New York, without giving effect to the conflict of law principles thereof. Any dispute arising from this Note or the loan represented thereby shall be subject to the sole jurisdiction of the courts of the State of New York.

                                              DIVOT GOLF CORPORATION

                                              a Delaware Corporation

                                              By:  /s/ Joseph R. Cellura
                                                 __________________________
                                              Name: Joseph R. Cellura
                                                   ________________________
                                              Title:  Chairman & CEO
                                                    _______________________

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